Calculation of Filing Fee Tables
S-1
WOLFSPEED, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.00125 per share	457(a)	24,072,041	$ 57.30	$ 1,379,327,949.30	0.0001381	$ 190,485.19
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,379,327,949.30		$ 190,485.19
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 190,485.19
Offering Note
[1]	(1) Includes (i) 3,250,030 outstanding shares of common stock, par value $0.00125 per share (the "Common Stock"), of Wolfspeed, Inc. (the "Company"), held by certain selling stockholders, (ii) 2,000,000 shares of Common Stock issuable upon the exercise of pre-funded warrants held by certain selling stockholders and (iii) 18,822,011 shares of Common Stock issuable upon the conversion of 3.5% Convertible 1.5 Lien Senior Secured Notes due 2031 held by certain selling stockholders issued by the Company pursuant to an indenture, dated as of March 26, 2026, among the Company, Wolfspeed Texas LLC, as subsidiary guarantor, and U.S. Bank Trust Company, National Association, as the trustee and collateral agent. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under Securities Act of 1933, as amended, based on the average of the high and low sales prices of shares of the registrant's Common Stock on the New York Stock Exchange on June 8, 2026 (such date being within five business days prior to the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date